Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Kyivstar Group Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares, par value of $0.01 per share	(1)	Other	19,976,028	$12.5150	$250,000,000.00	0.0001381	$34,525.00

Total Offering Amounts:							$250,000,000.00		34,525.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									34,525.00
Net Fee Due:									$0.00

__________________________________________
Offering Note(s)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company's common shares as reported on The Nasdaq Stock Market LLC on January 21, 2026, which date is within five business days prior to the filing of this Registration Statement.

The Amount Registered includes offering price of additional common shares that the underwriters have the option to purchase.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	Kyivstar Group Ltd.	(1)	F-4	333-287802	06/05/2025		$34,525.00	Equity	Common Shares		$	$
Fee Offset Sources	Kyivstar Group Ltd.		F-4	333-287802		06/05/2025							411,843.62

__________________________________________
Explanation of the basis for claimed offset:

(1)	With respect to the Company’s registration statement on Form F-4 (File No. 333-287802) (the “F-4 Registration Statement”), first filed with the Securities and Exchange Commission (“SEC”) on June 5, 2025 (the “First F-4 Filing”), the Company inadvertently included 195,554,070 Company common shares in the Calculation of Filing Fee Tables included as an exhibit to the First F-4 Filing (the “Unregistered Shares”). The Company made a payment of $354,481.65 in respect of the Unregistered Shares. As part of the pre-effective amendment no. 1 to the F-4 Registration Statement, filed with the SEC on June 24, 2025 (the “Second F-4 Filing”), the Company filed an amended Calculation of Filing Fee Tables included as an exhibit to the Second F-4 Filing, correcting the number of Company common shares being registered under the F-4 Registration Statement to exclude the Unregistered Shares. Accordingly, the Unregistered Shares were not registered under the F-4 Registration Statement at the time it was declared effective by the SEC on July 22, 2025. From the $354,481.65, the Company applied $10,543.13 in connection with the registration statement on Form F-1, which was filed with the SEC on December 9, 2025 (File No. 333-290082) and declared effective on December 18, 2025. Of the remaining $343,938.52, the Company will apply $34,525 for the filing of this Registration Statement.